FOR IMMEDIATE RELEASE
CONTACT:                Paul D. Geraghty, President and CEO
PHONE:                      215-513-2391

HARLEYSVILLE NATIONAL CORPORATION REPORTS RESULTS OF ITS
2009 ANNUAL MEETING OF SHAREHOLDERS

Business includes director elections, adjustments to shares outstanding, results of shareholder proposals and updates on capital enhancement initiatives.

HARLEYSVILLE, PA (April 29, 2009) – Harleysville National Corporation (NASDAQ: HNBC) today reported results of its 2009 Annual Meeting of Shareholders, held yesterday in Norristown, PA.  A summary of events follows.

During the meeting, shareholders acted on five key business items outlined in its 2009 Proxy Statement:

1.
Shareholders elected three Class C Directors: Michael L. Browne, President, Chief Executive Officer and Director, Harleysville Mutual and Harleysville Group, Inc.; Paul D. Geraghty, President and Chief Executive Officer, Harleysville National Corporation; and James A. Wimmer, Attorney-at-Law, to serve four-year terms commencing immediately.  Votes were cast as follows:

	For	Withheld	Abstain
Michael L. Browne	31,018,996	1,863,535	0
Paul D. Geraghty	31,240,353	1,642,178	0
James A. Wimmer	31,253,521	1,629,010	0

2.
A proposal to amend Harleysville’s Articles of Incorporation to increase the number of authorized shares of Harleysville common stock, par value $1.00 per share, from 75,000,000 to 200,000,000 was approved and adopted, with 22,645,907 votes for the proposal, 9,953,679 against and 282,945 shareholders abstaining.

3.
With 32,070,337 affirmative votes, shareholders ratified the selection of Grant Thornton, LLP as Harleysville’s independent auditors for 2009.  Shareholders registered 497,731 votes against the proposal with 314,463 abstaining.

4.
A non-binding shareholder proposal requesting that the board of directors take action to declassify director terms was presented and received 12,828,960 affirmative and 11,661,625 negative votes, with 841,154 shareholders abstaining.

5.
A non-binding shareholder proposal requesting that the board of directors take action to institute a majority voting standard was presented and received 11,487,757 votes in favor, 13,167,001 opposed and 676,981 abstaining.

In his presentation to shareholders, Geraghty reiterated Harleysville’s commitment to exemplary corporate governance.  “We initiated a comprehensive corporate governance program during 2008.  This program, led by your Nominating and Corporate Governance Committee, recommended, and the board of directors subsequently approved, comprehensive corporate governance policies in November 2008.  We will continue to review corporate governance practices in 2009.  The process is evolving, ongoing and not static.  The board of directors continues the development of corporate governance practices that are in your company’s best interests.”

Geraghty also detailed Harleysville’s recent actions as part of its capital improvement initiative.  In its fourth quarter 2008 earnings announcement, the company reported that its Total Capital to Risk-Weighted Assets fell below the well-capitalized level to adequately capitalized.  As of March 31, 2009, as reported in its first quarter 2009 earnings release, this ratio increased to 9.39% from 8.88% at December 31, 2008.  Geraghty detailed components of Harleysville’s capital improvement initiative yesterday and relayed to shareholders that the bank continues to research and evaluate alternate sources of capital to further strengthen its balance sheet. “Harleysville continues its capital planning review.  Given these turbulent economic times, the corporation is analyzing various capital raising options to increase its tangible common equity.”

In light of the corporation’s ongoing capital planning process, Harleysville announced today that as a prudent, proactive measure it will immediately suspend its Dividend Reinvestment and Stock Purchase Plan (DRIP) until further notice.

A full overview of Harleysville’s Annual Meeting presentation is available through the company’s website, www.hncbank.com.
Harleysville National Corporation, with assets of $5.6 billion, is the holding company for Harleysville National Bank (HNB).  Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.5 billion.  Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted under NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation website at www.hncbank.com

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Within this press release, management may make projections and forward-looking statements regarding events or the future financial performance of Harleysville National Corporation.  We wish to caution you that these forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Harleysville National Corporation’s actual results to differ materially from the anticipated results expressed in these forward-looking statements.  Such factors include the possibility that anticipated cost savings may not be realized, estimated synergies may not occur, increased demand or prices for the Corporation’s financial services and products may not occur, changing economic and competitive conditions, technological developments and other risks and uncertainties.  Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the Corporation’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; inability to achieve desired increases in capital and improvement in asset quality; merger-related synergies; interest rate movements; difficulties in integrating distinct business operations, including information technology difficulties; disruption from the transaction making it more difficult to maintain relationships with customers and employees, and challenges in establishing and maintaining operations in new markets; volatilities in the securities markets; and deteriorating economic conditions.  When we use words such as “believes”, “expects”, “anticipates”, or similar expressions, we are making forward-looking statements.  Investors are cautioned not to place undue reliance on these forward-looking statements and are also advised to review the risk factors that may affect Harleysville National Corporation’s operating results in documents filed by Harleysville National Corporation with the Securities and Exchange Commission, including the Quarterly Report on Form 10-Q, the Annual Report on Form 10-K, and other required filings.  Harleysville National Corporation assumes no duty to update the forward-looking statements made in this press release.